UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2025

TXO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41605 (Commission File Number)	32-0368858 (IRS Employer Identification No.)
400 West 7th Street, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
(817) 334-7800
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Lawrence S. Massaro to the Board of Directors

On March 31, 2025, the Board appointed Lawrence S. Massaro to serve as a member of the board of directors (the “Board”) of TXO Partners GP, LLC (the “General Partner”), the general partner of TXO Partners, L.P. (the “Partnership”), effective April 1, 2025. In addition, Mr. Massaro has been appointed to the Audit Committee of the Board, effective April 1, 2025.
Mr. Massaro, age 61, brings over 40 years of industry experience, having served in several key leadership roles. He served as the Chief Executive Officer of Silverado Oil & Gas LLC (“Silverado”), a privately held oil and gas company focused on the acquisition of unconventional resource plays, from March 2019 to November 2021. Prior to Silverado, Mr. Massaro was the Executive Vice President and Chief Financial Officer from November 2013 to February 2019 at Newfield Exploration Company, a then publicly held oil and gas exploration and production company. Prior to Newfield, he was a Managing Director in JP Morgan's global oil and gas investment banking group and Head of Acquisitions and Divestitures. Mr. Massaro currently serves on the board of Advantage Energy Ltd. (TSX: AAV), a Canadian oil and gas company focused on the development of Montney natural gas and liquids resource play. Mr. Massaro holds a degree in petroleum engineering from Texas A&M University and a master’s degree in business administration from Southern Methodist University.

In connection with his appointment to the Board, Mr. Massaro entered into the Partnership’s standard form of indemnification agreement, the form of which has been filed with the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). Mr. Massaro will receive compensation for his services on the Board substantially in accordance with the Partnership’s non-employee director compensation program, as described in the Partnership’s Annual Report. Pursuant to the Partnership’s non-employee director compensation program, Mr. Massaro was granted on the date of his appointment an award of 3,900 phantom units in the Partnership, which vest in full on April 1, 2026, subject to Mr. Massaro’s continuous services to the Partnership through such vesting date.

The Board affirmatively determined that Mr. Massaro is an independent director within the meaning of the New York Stock Exchange listing standards. There are no arrangements between Mr. Massaro, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Massaro was appointed to serve as a member of the Board. Mr. Massaro does not have any direct or indirect material interest in any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements of Certain Officers

As previously disclosed, Brent W. Clum and Gary D. Simpson have been named Co-Chief Executive Officers of the General Partner, effective April 1, 2025. On March 31, 2025, the compensation committee of the Board granted the following awards, effective April 1, 2025, to each of Mr. Clum and Mr. Simpson under the 2023 Long-Term Incentive Plan: (i) 100,000 phantom units which vest on April 1, 2025 and (ii) 100,000 phantom units, along with distribution equivalent rights, which vest on April 1, 2026. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Form of 2023 Long-Term Incentive Plan Phantom Unit Agreement (Executives), filed on January 31, 2023, on the Partnership’s Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit Number	Description

10.1	Form of 2023 Long-Term Incentive Plan Phantom Unit Agreement (Executives) (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on January 31, 2023).

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners GP, LLC
its general partner

Dated: April 1, 2025	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title:	Co-Chief Executive Officer and Chief Financial Officer

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